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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)   May 23, 2000


                              Hooper Holmes, Inc.
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              (Exact name of registrant as specified in charter)

         New York                       1-9972                    22-1659359
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)

              170 Mt. Airy Road, Basking Ridge, New Jersey 07920
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               (Address of principal executive officers)   (zip)

       Registrant's telephone number, including area code   908/766-5000

                                     None
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        (Former names or former address, if change since last report.)
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                                   FORM 8-K

Item 5.   Other Events

     On May 23, 2000, the Board of Directors of the Company adopted a Rights Agreement ("Rights Agreement") to replace the Company's current Rights Agreement which expires on June 16, 2000. The Board of Directors declared a dividend of one Common Share Purchase Right on each outstanding share of the Company's Common Stock. The dividend is distributable on June 30, 2000 to shareholders of record on June 16, 2000.

     The Rights Agreement was not adopted in response to any known effort to acquire control of the Company. Rather, the Rights Agreement was adopted in an effort to ensure that all of the Company's shareholders are treated fairly in the event an attempt is made to take over the Company without paying all shareholders a full and fair price for all of their shares.

     Until a person or group acquires 20% or more of the Company's Common Stock or announces a tender or exchange offer to acquire a 30% or more of the Company's Common Stock (other than a Permitted Offer), the Rights will be evidenced by the Common Stock certificates, will automatically trade with the Common Stock and will not be exercisable. Thereafter, separate Rights certificates will be distributed. If (i) any person or group acquires 20% or more of the Company's Common Stock (other than by a tender offer for all shares which the Company's Board of Directors determines to be in the best interests of the Company and its shareholders, or by an inadvertent acquisition after which such person or group promptly divests a sufficient number of shares so that such person's ownership is less than 20%) or (ii) the Company is involved in a merger or other business combination or sells more than 50% of its assets or earning power, each Right (other than Rights beneficially owned by 20% or more shareholders or certain transferees thereof, which Rights become void) will entitle the holder, upon payment of the exercise price of $100 (as adjusted), to buy a number of shares of Common Stock of the Company or of the acquiring company having a market value of twice the exercise price. If any person or group acquires between 20% and 50% of the Company's Common Stock, the Company's Board of Directors may, at its option, exchange each Right for a share of Company Common Stock.

     The Rights Agreement will expire on June 15, 2010. In addition, the Rights may be redeemed for $0.01 per Right on or prior to the tenth day after any person or group acquires 20% or more of the Company's Common Stock, thus clearing the way for an acquisition which the Board believes to be in the best interests of the Company and its shareholders.
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Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

     4.1 Rights Agreement dated as of June 16, 2000 between Hooper Holmes, Inc. and First City Transfer Company as Rights Agent.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             Hooper Holmes, Inc.



                                             By: /s/ Robert William Jewett
                                                --------------------------------
                                                Robert William Jewett
                                                Senior Vice President,
                                                General Counsel & Secretary

Date:  June 5, 2000
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                                 EXHIBIT INDEX


Exhibit Number                               Description
--------------                               -----------

      4.1 Rights Agreement dated June 16, 2000 between Hooper Holmes, Inc. and First City Transfer Company as Rights Agent.